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                                                                    EXHIBIT 99.2

                              VOTING INSTRUCTIONS
                                    FOR THE
                                 TRUSTEE OF THE
                         FIRST DEPOSIT BANCSHARES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN

                         FIRST DEPOSIT BANCSHARES, INC.
                          NOTICE OF VOTING OPPORTUNITY
               AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                               ____________, 2001

To the participants in the Employee Stock Ownership Plan of Douglas Federal Bank (the "ESOP"):

    A Special Meeting of Shareholders of First Deposit Bancshares, Inc. ("First Deposit") will be held at ________________________, on ____________ at ______, local time, for the following purpose:

        To vote on the Agreement and Plan of Merger, dated as of January 18, 2001 (the "Merger Agreement"), among First Deposit, Douglas Federal Bank, FSB ("Douglas Federal"), Community First Banking Company ("Community First") and Community First Bank. The Merger Agreement provides that First Deposit and Douglas Federal will merge with and into Community First Bank, with First Deposit shareholders receiving, at their election and subject to certain allocation provisions, either $19.375 in cash or 0.94512 shares of Community First common stock in the merger in exchange for each of their shares of First Deposit common stock. This election will be subject to the requirement that a maximum of 723,675 shares of Community First common stock will be issued to First Deposit shareholders in connection with the merger. The Merger Agreement is more fully described in the accompanying Joint Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Appendix A.

    VOTING DIRECTIONS. Because shares of First Deposit common stock are credited to your account under the ESOP, you have the right to direct the ESOP co-trustees how to vote the shares credited to your account at the meeting of shareholders on the Merger Agreement and any other matters presented at the Special Meeting.

    HOW TO VOTE. As co-trustees of the ESOP, we are the owners of record of the shares of First Deposit common stock held for your account in the ESOP. As such, we are the only ones who can vote your shares, but we will vote the shares credited to your account in accordance with your instructions. We are sending you the enclosed Letter of Instruction for you to convey to us your voting instructions.

    VOTING SHARES CREDITED TO YOU UNDER THE ESOP. To vote shares of First Deposit common stock credited to your account under the ESOP, please instruct us by completing, executing and returning to us the attached Letter of Instruction. A proxy statement describing the matters to be voted upon at the meeting has been delivered to you with this Notice. Pursuant to the terms of the ESOP, you are entitled to direct the vote of shares credited to your account under the ESOP with respect to the matters listed above. You should review this proxy statement before completing your Letter of Instruction. An envelope to return your Letter of Instruction is enclosed.
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    THE LETTER OF INSTRUCTION MUST BE DELIVERED TO THE CO-TRUSTEES BECAUSE
VOTING CAN ONLY BE DONE BY THE CO-TRUSTEES, WHO ARE THE RECORD OWNERS OF ALL SHARES OF FIRST DEPOSIT COMMON STOCK HELD BY THE ESOP.

    YOUR LETTER OF INSTRUCTION SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO DELIVER VOTES ON YOUR BEHALF ON OR BEFORE THE DATE OF THE SPECIAL SHAREHOLDER MEETING. THE SPECIAL SHAREHOLDER MEETING WILL TAKE PLACE ON ____________, 2001, AT ______, LOCAL TIME.

    Co-Trustees of the Employee Stock Ownership Plan of Douglas Federal Bank

J. DAVID HIGGINS                                     JOHN L. KING

MONA VIEIRA

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                         FIRST DEPOSIT BANCSHARES, INC.
         THIS LETTER OF INSTRUCTION IS SOLICITED BY THE CO-TRUSTEES OF
           THE EMPLOYEE STOCK OWNERSHIP PLAN OF DOUGLAS FEDERAL BANK

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated ____________,
2001, and does hereby direct the co-trustees to vote in person or by proxy all of the shares of First Deposit Bancshares, Inc. ("First Deposit") common stock credited to the undersigned under the Employee Stock Ownership Plan of Douglas
Federal Bank (the "ESOP") at the Special Meeting of Shareholders of First
Deposit Bancshares, Inc. to be held at ____________, on ____________, 2001, at ____________, local time, as follows:

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
1. MERGER. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of January 18, 2001 (the
     "Merger Agreement"), by and among First Deposit, Douglas
     Federal Bank, FSB ("Douglas Federal"), Community First
     Banking Company ("Community First") and Community First Bank pursuant to which First Deposit and Douglas Federal will merge with and into Community First Bank, with First Deposit shareholders receiving, at their election and subject to certain allocation provisions, either $19.375 in cash or
     0.94512 shares of Community First common stock in the merger in exchange for each of their shares of First Deposit common stock.

     FOR / /                  AGAINST / /                  ABSTAIN / /

2. In the discretion of the ESOP co-trustees on such other matters as may properly come before the Special Meeting or any adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS LETTER OF INSTRUCTION PROMPTLY.

    THIS LETTER OF INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE ESOP CO-TRUSTEES IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE MERGER.

                                                  Dated: ________, 2001.

                                          ______________________________________
                                          Signature

                                          PLEASE COMPLETE, DATE, SIGN AND RETURN
                                          THIS LETTER OF INSTRUCTION PROMPTLY
                                          USING THE ENCLOSED ENVELOPE.